UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2007

CPS TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-16088	04-2832409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 South Worcester Street, Chartley, Massachusetts		02712-0338
(Address of principal executive offices)		(Zip Code)

Registrant`s telephone number, including area code		508-222-0614

CERAMICS PROCESS SYSTEMS CORPORATION
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to rule 14d-2(b) under the
Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4( c)) under the
Exchange Act (17 CFR 240.13e-4( c)).

Item 2.02 Results of Operations and Financial Condition

On March 28, 2007, the Company issued a press release announcing its financial results for the fiscal year ended December 30, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Cautionary Note Regarding Forward-Looking Statements.
Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 8.01 Other Events

On March 27, 2007, CPS Technologies Corporation issued a press release announcing that its stock symbol had changed as a result of its recent name change. The new stock symbol is CPSH. The former stock symbol was CPSX. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein in its entirely by reference.

Item 9.01 Financial Statements and Exhibits

EXHIBITS DESCRIPTION
99.1	Press released dated March 28, 2007 of CPS Technologies Corporation announcing its financial results for the fiscal year ended December 30, 2006.
99.2	Press release dated March 27, 2007 of CPS Technologies Corporation announcing its new stock symbol.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CPS Technologies Corporation (Registrant)
Date: March 29, 2007	/s/ Grant C. Bennett Grant C. Bennett President and Treasurer (Principal Executive Officer)